UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 26, 2024
(Date of earliest event reported)

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOH	New York Stock Exchange

Depository Shares, Each Representing 1/40th Interest in a Share of 4.375% Fixed Rate Non-Cumulative Preferred Stock, Series A	BOH.PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 26, 2024, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting. At the meeting, the following matters were submitted to a vote of the shareholders:

1. Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
John C. Erickson	25,480,768	233,606	477,858	-	5,541,496
Joshua D. Feldman	25,444,742	280,617	466,873	-	5,541,496
Peter S. Ho	24,620,569	1,122,076	449,587	-	5,541,496
Michelle E. Hulst	25,456,969	267,938	467,325	-	5,541,496
Kent T. Lucien	25,466,652	257,211	468,369	-	5,541,496
Elliot K. Mills	25,445,845	277,558	468,829	-	5,541,496
Alicia E. Moy	25,503,129	226,668	462,435	-	5,541,496
Victor K. Nichols	25,471,916	244,432	475,884	-	5,541,496
Dana M. Tokioka	25,572,697	151,017	468,518	-	5,541,496
Raymond P. Vara, Jr.	25,127,387	597,072	467,773	-	5,541,496
Suzanne P. Vares-Lum	25,614,467	105,523	472,242		5,541,496
Robert W. Wo	25,017,423	725,595	449,214	-	5,541,496

2. Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
24,997,657	604,898	589,678	-	5,541,496

3. Approval of the Company's 2024 Stock and Incentive Plan:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
24,344,940	1,308,805	538,488	-	5,541,496

4. Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
30,934,671	348,846	450,212	-	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2024	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Vice Chair and Chief Administrative Officer